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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

PetroFina S.A.

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-4 (File. No. 333-49315) of PetroFina S.A. of our report dated March 23, 1999 appearing in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the registration statement.

/s/MICHEL DENAYER

Michel Denayer
Statutory Auditor
DELOITTE & TOUCHE
Reviseurs d'Entreprises s.c.c.

Brussels, Belgium

March 23, 1999